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                                                                  Exhibit 23.01



                      CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of Hybrid Networks, Inc. on Form S-8 (File No. 333-40027) of our report dated January 20, 1998, except for Note 16, for which the date is March 19, 1998, on our audits of the financial statements and financial statement schedule of Hybrid Networks, Inc., as of December 31, 1997 and 1996, and the years ended December 31, 1997, 1996 and 1995, which is included in the Annual Report on Form 10-K on page 40.



                                       Coopers & Lybrand L.L.P.

San Jose, California
March 30, 1998